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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 30, 2006

                          DURA AUTOMOTIVE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
          DELAWARE                       0-21139                  38-3185711
(State or other jurisdiction         (Commission File           (IRS Employer
      of incorporation)                  Number)             Identification No.)

2791 RESEARCH DRIVE, ROCHESTER HILLS, MICHIGAN                          48309
    (Address of principal executive office)                           (Zip Code)

               Registrant's telephone number, including area code:
                                 (248) 299-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 30, 2006, pursuant to the terms of the Final Order: (i) Authorizing
Debtors to Obtain Postpetition Financing Pursuant to Sections 363 and 364 of
Bankruptcy Code, (ii) Granting Liens and Superpriority Claims to Postpetition
Lenders Pursuant to Section 364 of Bankruptcy Code, (iii) Authorizing Use of
Cash Collateral Pursuant to Section 363 of Bankruptcy Code, (iv) Providing
Adequate Protection to Prepetition Lenders Pursuant to Sections 361, 362, 363 and 364 of Bankruptcy Code and (v) Directing Repayment of Certain Prepetition
Indebtedness, entered by the United States Bankruptcy Court for the District of Delaware on November 21, 2006 [Case No. 06-11202-KJC, Docket No. 284], Dura
Automotive Systems, Inc., a Delaware corporation (the "Company"), and its domestic and Canadian subsidiaries (collectively, the "Debtors"), entered into a
(i) Senior Secured Super-Priority Debtor In Possession Revolving Credit and
Guaranty Agreement, dated as of November 30, 2006, by and among Dura Operating
Corp. ("DOC"), as Borrower, the Company and certain subsidiaries of the Company and DOC, as Guarantors, General Electric Capital Corporation, as Administrative
Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Sole
Bookrunner, Joint Lead Arranger and Syndication Agent, and Barclays Capital (the investment banking division of Barclays Bank, PLC), as Joint Lead Arranger and Documentation Agent, Bank of America, as Issuing Bank, and each of the Lenders party thereto (the "Revolving DIP Agreement"); and (ii) Amendment to Senior
Secured Super-Priority Debtor In Possession Term Loan and Guaranty Agreement, dated as of November 30, 2006, by and among DOC, as Borrower, the Company and certain subsidiaries of the Company and DOC, as Guarantors, Goldman Sachs Credit
Partners L.P., as Administrative Agent, as Collateral Agent, and as Sole
Bookrunner, Join Lead Arranger and Syndication Agent, and Barclays Capital (the investment banking division of Barclays Bank, PLC), as Joint Lead Arranger and Documentation Agent, Bank of America, as Issuing Bank and Credit-Linked Deposit
Bank, and each of the Lenders party thereto (the "Term Loan DIP Agreement" and, together with the Revolving DIP Agreement, the "DIP Credit Agreement").

The DIP Credit Agreement provides for (i) up to $165.0 million term loan, (ii) up to $20.0 million pre-funded synthetic letter of credit facility and (iii) an asset based revolving credit facility for up to $115.0 million, subject to borrowing base and availability terms, with a $5.0 million sublimit for letters of credit. Borrowings under the Term Loan DIP Agreement were used to repay outstanding amounts and support outstanding letters of credit under DOC's existing asset based revolving credit facility, terminated interest rate swaps, payment of certain adequate protection payments, professionals' fees, transaction costs, fees and expenses incurred in connection with the DIP Credit
Agreement, other prepetition expenses, to provide working capital and for other general corporate purposes. Obligations under the DIP Credit Agreement are secured by a lien on the assets of the Debtors (which lien will have first priority with respect to many of the Debtors' assets) and by a superpriority administrative expense claim in each of the Cases.

Advances under the DIP Credit Agreement bear interest as follows: (a) in the case of borrowings under the Revolving DIP Agreement, at the Borrower's option,
(i) at the Base Rate plus 0.75% per annum or (ii) at the reserve adjusted LIBOR
Rate plus 1.75% per annum; and (b) in the case of borrowings under the Term Loan
DIP Agreement, at the Borrower's option, (i) at the Base Rate plus 2.25% per annum or (ii) at the reserve adjusted LIBOR Rate plus 3.25% per annum. In addition, the DIP Credit Agreement obligates the Debtors to pay certain fees to the Lenders, as described in the DIP Credit Agreement.

The DIP Credit Agreement contains various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.

The Debtors' obligations under the DIP Credit Agreement may be accelerated following certain events of default, including (without limitation) any breach by the Debtors of any of the representations, warranties, or covenants made in the DIP Credit Agreement or the conversion of any of the Debtors' bankruptcy cases to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code.

The DIP Credit Agreement matures on the earlier of (i) December 31, 2007; (ii) the effective date of a plan of reorganization in the cases or (iii) termination of the commitment or acceleration of the loans as a result of an Event of Default.

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The foregoing summary of the DIP Credit Agreement is a summary only and is qualified, in all respects, by the provisions of the DIP Credit Agreement.

ITEM 8.01 OTHER EVENTS.

On December 5, 2006, the Company filed its initial monthly operating report with the United States Bankruptcy Court for the District of Delaware [Case No.
06-11202-KJC, Docket No. 358]. A copy of the initial monthly operating report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The initial monthly operating report contains "forward-looking statements" regarding the Debtors' projected cash flows. The Debtors' have prepared this information in response to applicable requirements of the Bankruptcy Code and Bankruptcy
Rules, and the Company expressly disclaims any intention or obligation to update or revise any forward-looking information contained in the initial monthly operating report.

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This report, including the information incorporated by reference herein, contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the company's current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Debtors to continue as a going concern; (ii) the ability of the Debtors to operate pursuant to the terms of the DIP Credit Agreement; (iii) the Debtors' ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted by them from time to time; (iv) the ability of the Debtors to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (iv) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; (v) the ability of the Debtors to obtain and maintain normal terms with vendors and service providers; (vi) the Debtors' ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the Chapter 11 cases on the Debtors' liquidity or results of operations; (viii) the ability of the Debtors to execute their business plans, and strategy, including the operational restructuring initially announced in February 2006, and to do so in a timely fashion; (ix) the ability of the Debtors to attract, motivate and/or retain key executives and associates; (x) the ability of the Debtors to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of their unionized employees; (x) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xi) increased competition in the automotive components supply market. Other risk factors are listed from time to time in the Company's United States Securities and Exchange
Commission reports, including, but not limited to the Annual Report on Form 10-K for the year ended December 31, 2005. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities.
Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of the Company's common stock receiving no distribution on account of their interest and cancellation of their interests. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in the Company's common stock or other equity interests or any claims relating to prepetition liabilities.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  EXHIBITS

     99.1 Initial Monthly Operating Report.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 6, 2006                 DURA AUTOMOTIVE SYSTEMS, INC.
                                        (Registrant)


                                        By: /s/ Keith R. Marchiando
                                            ------------------------------------
                                            Keith R. Marchiando
                                            Chief Financial Officer

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                                  EXHIBIT INDEX
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
Exhibit No.   Description
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
99.1          Initial Monthly Operating Report.